Exhibit 99.1

Investor Relations
3QFY08 Conference Call
July 15, 2008

 With the exception of historical information, the matters discussed in this presentation are forward looking statements that involve a number of risks and uncertainties. The actual results of the Company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: continuing demand for the Company’s products; competitive factors; the Company’s ability to finance future growth; the Company’s ability to produce and market new products in a timely fashion; the Company’s ability to continue to attract and retain skilled personnel; the Company’s ability to identify, evaluate, and close suitable acquisitions; and the Company’s ability to sustain or improve current levels of productivity. Further information on the
 Company’s risk factors is contained in the Company’s quarterly and annual reports and filed with the Securities and Exchange Commission.
Safe Harbor Statement Under the
Private Securities Litigation Reform Act
of 1995

Introduction and Welcome
• Introduction and Welcome
• Agenda
 – Third Fiscal Quarter FY 2008 summary
 – Strategy Going Forward
 – Questions and Answers

Third Fiscal Quarter 2008 Summary
• Gross revenues = $2.97 MM (increase of 12.8% from 3Q07)
 – Pharmaceutical software and services = $1.97 MM (up 19.0% from 3Q07)
 • Record high quarter
 – Words+ subsidiary = $993,000 (up 2.2% from 3Q07)
 • Record high quarter
 • Shipments of Say it! SAM products going well, PDA shipments more than 80%
 higher than last year’s first three quarters
• SG&A = $942,000 (31.7% of sales, down from 33.6% in 3Q07)
• R&D Expense = $222,000 (down 2.0% from $227,000 from 3Q07), but total R&D expenditures up 19.9% including capitalized software development costs
• Income Before Income Taxes = $1.19 MM, an increase of 18.5% from $1.00 MM in
 3Q07
• Tax rate of 37% used for the quarter to bring ytd to 32%
• Net Income = $753,000 ($0.042/FD share) a decrease of 3.8% from $782,000 or
 ($0.043/FD share) in 3Q07.
• Cash = $5.99 MM (up 97.0% from $3.04 MM in 3Q07 and up 31.9% in the first 3 quarters)
• Shareholders’ Equity = $9.69 MM (up 26.4% from $7.67 MM at the beginning of the fiscal year)

Nine Months 2008 Summary
• Gross revenues = $7.13 MM (increase of 7.7% from 3Q07)
 – Pharmaceutical software and services = $4.96 MM (up 15.7% from 3Q07)
 • GastroPlus and ADMET Predictor are the major contributors to the increase.
 – Words+ subsidiary = $2.17 MM (down 6.9% from 3Q07)
 • Say-it! SAM PDA shipments have accelerated to over 80% greater than last year
• SG&A = $2.71 MM (37.9% of sales, down from 38.9% in 3Q07)
• R&D Expense = $700,000 (up 11.7% from $627,000 in 3Q07)
• Income Before Income Taxes = $2.3 MM, an increase of 17.5% from $1.95
 MM in 3Q07
• Net Income = $1.56 MM ($0.085/FD share) an increase of 2.5% from $1.52
 MM or ($0.086/FD share) in 3Q07.
• Cash = $5.99 MM (up 31.9% in the first 3 quarters) and cash today is over $6.7
 MM, up 47.6% year-to-date
• Shareholders’ Equity = $9.69 MM (up 26.4% from the beginning of the fiscal year)

Income Tax Discussion
• After the tax issues we had last year, we hired two different tax expert companies to analyze our taxes:
 – A company to work on our deferred tax analysis every quarterly report and to prepare our income tax returns
 – A tax credit specialist company to find potential unused tax credits
 • At the last conference call we had an estimate from this consultant of about
 $360,000 in R&D tax credits. After a couple of additional months of work, the final number turned out to be about $270,000, or about $90,000 less than the initial estimate. Estimates are just that - estimates. In this case, it was a bit high.
• Our increased profitability results in a smaller relative percent contribution to reducing our taxes for the credits we have
• The net result is we had to use a tax rate of 37% for this quarter in order to bring the average for the first 9 months to
 32%, which is what we expect for the full year.

Guidance
• Revenue guidance provided during last quarter’s conference call was for an additional $1 million in consolidated revenues
• As of the end of the 3rd quarter, we are $510,000 ahead of last year
• Although we are working hard to achieve the additional
 $490,000 we would need in the 4th quarter, the low first two quarters our Words+ subsidiary experienced are making that
 difficult.
• We expect the 4th quarter to exceed last year’s 4th quarter, but we will not provide a specific target at this time.
• We believe the excellent growth in shareholders’ equity and cash demonstrate the strength of our product line and business strategies, and we expect both to continue the growth trend with annual rates exceeding 30-40%.

Progress
• ADMET Predictor/ADMET Modeler
 – Version 3.0 released in June
 • More than 50 new quantum charge-related descriptors added from the work we did under our Phase I SBIR project last year, and subsequent work funded internally
 • All existing property models retrained with the new descriptors, resulting in improved accuracy, fewer numbers of descriptors required, or both
 • 14 new models added in metabolism and toxicity
 • Ability to see various charges on individual atoms in a molecule drawing provides tremendous insight for chemists
 • Added powerful new state-of-the-art graphics package that lets users visualize relationships in many dimensions
 – Recent e-mail communications from industry and academia affirm
 ADMET Predictor’s #1 position in predictive accuracy in competitive comparison studies
 – U.S. Environmental Protection Agency has now licensed ADMET
 Predictor

Progress - 2
• ClassPharmer
 – Version 4.5 released in June
 – Pair SAR (structure-activity relationship) feature allows rapid detection of small changes in molecular structure that result in large changes in properties
 – Full integration with ADMET Predictor provides powerful new molecule design tool with unique capabilities
• DDDPlus
 – Incremental improvements this quarter
 – Growing user base for this new technology
 – Collaboration with a major pharmaceutical company will expand types of experiments

Progress - 3
• GastroPlus
 – Version 6.0 released in June
 • Additional improvements to our new IVIVCPlus™ Module - important capability for generic and innovator companies
 • PKPlus™ Module - pharmacokinetics for oral and iv doses
 • PDPlus™ Module - pharmacodynamic (response) modeling
 – Pfizer poster presented at Shanghai conference in May reported results of a two-year study comparing the four commercially available simulation programs with physiologically based pharmacokinetics
 (PBPK) capabilities. Ratings were based on the programs’ ability to predict human results from only laboratory and animal data for either intravenous or oral doses. GastroPlus placed #1 in both categories. No other program was consistently in the top 4.
 – FDA now has multiple licenses
 – Consulting contracts continue coming in to assist pharmaceutical companies worldwide in analyzing preclinical and clinical data with
 GastroPlus

Progress - 4
• Words+ subsidiary
 – Third quarter set new record for revenues. We expect
 Words+ to continue to make a positive contribution going
 forward
 – New Say-it! SAM PDA-based communication system is
 selling very well - shipments this fiscal year are more than
 80% ahead of last year
 – Major new product will be released shortly - 12” touch
 tablet-based system with excellent sound quality
 – Improved sales results also due in part to new full-time
 national sales manager who is improving marketing and
 sales activities and dealer relationships

Strategy Going Forward
• Expand product line and services, marketing and sales efforts
 – Pharmaceutical software and services
 • Hiring new scientists to expand Life Sciences team
 • Continue to enhance current products
 • Develop new products and services
 • Continue to seek accretive acquisitions with growing cash reserves
 • Resubmit Phase II SBIR proposal ($750,000) in August
 • Expand marketing and sales team to handle growing interest in modeling and simulation tools in the pharmaceutical industry and other industries
 • Redesigned web site online as of June
 • Expand Simulation Technologies team to handle growing demand for consulting services
 – Words+ subsidiary
 • New 12” tablet-based product nearing release
 • National sales manager continuing efforts to grow sales force
 • New web site design underway
 • Potential acquisition is on hold to assess an alternative opportunity
• Continue to forge collaborative relationships within academia, government, and industry organizations

Summary
• Company is financially very strong with steadily growing cash position and no debt
• Growing, dedicated and extremely talented workforce
• Marketing and sales efforts are being expanded in both businesses
• Acquisitions are a major part of our growth strategy and we continue to be on the hunt for complementary products and businesses
• Market potential on the pharmaceutical side of the business is in three areas: chemistry, preclinical/clinical analysis, and training. We believe there are many hundreds of companies that can productively use our products and services in this area, as well as additional growth potential within the pharmaceutical giants
• Market potential on the disability side of the business is also large. For example, our newest solutions address communication needs for autism, which is a growing part of the assistive technology market. Also, the new
 12” tablet will fill a hole in our product line that was created last year when we discontinued our super rugged product of this size. The previous unit was quite expensive, where the new unit will be priced within the Medicare allowables.
• These slides available by e-mail on request through info@simulations-
 plus.com

Questions?